As filed with the Securities and Exchange Commission on May 16, 2019

Registration No. 333-221478

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 ON

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAXWELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-2390133
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3888 Calle Fortunada
San Diego, California 92123
Tel: (858) 503-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Franz Fink
President and Chief Executive Officer
MAXWELL TECHNOLOGIES, INC.
3888 Calle Fortunada
San Diego, California 92123

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

 Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 to Form S-3 on Form S-3 (Registration No. 333-221478) is being filed to deregister all of the securities that remain unsold under the Registration Statement as of the date hereof.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ❑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ❑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.❑

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ❑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ❑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ❑	Accelerated filer ☒
Non-accelerated filer ❑	Smaller reporting company ☒
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ❑
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The registrant is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-221478), initially filed with the Securities and Exchange Commission on November 9, 2017 and declared effective on November 16, 2017 (the “Registration Statement”), to deregister all securities registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment is filed.
In compliance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the registrant is filing this Post-Effective Amendment to remove from registration, by means of a post-effective amendment, any of the registered securities which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on May 16, 2019.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Franz Fink
	Name:	Franz Fink
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.